UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

 Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 14, 2016
Date of Report (Date of earliest event reported)

The Boeing Company
(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)
(312) 544-2000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 14, 2016, the Board of Directors (the “Board”) of The Boeing Company (the “Company”) elected Robert A. Bradway, Chairman and Chief Executive Officer of Amgen Inc., as a new director. The Board has appointed Mr. Bradway to the Audit Committee and the Finance Committee. Mr. Bradway will participate in the Company’s nonemployee director compensation program, which is described on pages 17 to 19 of the Company’s proxy statement for its 2016 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 18, 2016. A copy of the Company’s press release announcing the election of Mr. Bradway is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 14, 2016, the Board adopted an amendment to Article II, Section 1 of the Company's By-Laws to increase the number of directors from twelve to thirteen. A copy of the amended and restated By-Laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.2	By-Laws of The Boeing Company, as amended and restated effective October 14, 2016
99.1	Press Release issued by The Boeing Company dated October 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By: /s/ Michael F. Lohr
 Michael F. Lohr
 Vice President, Assistant General Counsel and Corporate Secretary

Dated: October 14, 2016

INDEX TO EXHIBITS

Exhibit Number	Description
3.2	By-Laws of The Boeing Company, as amended and restated effective October 14, 2016
99.1	Press Release issued by The Boeing Company dated October 14, 2016